EX 99.23(e)(31)

Amended and Restated Distribution Agreement

This Agreement is amended on the 11th day of October, 2010, by and between JNL Series Trust (“Trust”) and Jackson National Life Distributors LLC (“JNLD”).

Whereas, the Trust is an open-end, management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

Whereas, the Trust is authorized to issue shares of beneficial interest (“Shares”) in separate funds (“Funds”) with each such Fund representing interests in a separate portfolio of securities and other assets.

Whereas, the Trust has adopted a Multiple Class Plan pursuant to Rule 18f-3 under the 1940 Act, whereby a Fund may issue one or more classes of shares.

Whereas, pursuant to Rule 12b-1 under the 1940 Act, the Trust has adopted a Distribution Plan (the “Distribution Plan”), under which, subject to and in accordance with the terms thereof, the Trust  may use assets of Class A Shares of the Funds to reimburse certain distribution and related service expenses that are primarily intended to result in the sale of such Class A Shares of the Funds.

Whereas, in furtherance of the purposes of the Distribution Plan, the Trust wishes to enter into a distribution agreement with JNLD with respect to the Funds listed on Schedule A (attached hereto), which may from time to time be amended.

Whereas, the Trust is required pursuant to section 352 of the USA PATRIOT ACT and regulations of the Department of Treasury thereunder to develop and implement an anti-money laundering compliance program (“AML Program”) reasonably designed to prevent the Trust being used to launder money or finance terrorist activities, including achieving and monitoring compliance with the applicable requirements of the Bank Secrecy Act, as amended, and implementing regulations of the Department of Treasury.

Whereas, the Trust has no employees and does not itself conduct any operations relating to transactions with shareholders that could be the subject of an AML Program, and conducts such operations solely through its affiliated principal underwriter, JNLD.

Whereas, JNLD is itself subject to the requirement under section 352 of the USA PATRIOT ACT to develop and implement an AML Program, and JNLD has provided copies of its written policy to the Trust.

Whereas, JNLD wishes to render the services hereunder to the Trust.

Now Therefore, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

1.
Appointment and Acceptance.  The Trust hereby appoints JNLD as distributor of the Shares of the Funds set forth on Schedule A on the terms and for the period set forth in this Agreement, and JNLD hereby accepts such appointment and agrees to render the services and undertake the duties set forth herein.

2.	General Provisions.

(a)
In performing its duties as distributor, JNLD will act in conformity with the registration statement of the Trust on Form N-1A (the “Registration Statement”), as amended from time to time and with any instructions received from the Board of Trustees of the Trust (the “Board of Trustees”), the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the 1940 Act, and all other applicable federal and state laws and regulations.

(b)
JNLD holds itself available to receive orders for the purchase or redemption of Shares and will accept or reject orders to purchase or redeem such Shares on behalf of the Trust in accordance with the provisions of the Registration Statement, and will transmit such orders as are so accepted to the Trust's transfer agent promptly for processing.

(c)	JNLD shall not be obligated to sell any certain number of Shares. Except as provided in this Agreement, no commission or other fee will be paid to JNLD in connection with the sale of Shares.

3.	JNLD Expenses. During the term of this Agreement, JNLD will bear all its expenses incurred in complying with this Agreement including the following expenses:

(a)	costs of sales presentations, preparation and delivery of advertising and sales literature, and any other marketing efforts by JNLD in connection with the distribution or sale of Shares; and

(b)	any compensation paid to employees of JNLD in connection with the distribution or sale of the Shares.

Notwithstanding anything in this Agreement to the contrary, JNLD may be reimbursed for expenses or may pay for expenses incurred under this Agreement to the extent permitted by the terms of the Distribution Plan.

4.	Trust Expenses. Pursuant to an Administration Agreement, the Adviser shall bear all of the Trust expenses including, but not limited to:

(a)	preparation and setting in type, printing and distributing reports and other communications, proxies, prospectuses and statements of additional information to existing shareholders;

(b)	registration of the Trust's Shares with the Securities and Exchange Commission.

5.	Sale of Shares by Distributor.

(a)
JNLD agrees that (i) all Shares sold by JNLD pursuant to this Agreement shall be sold at the net asset value as described in the Registration Statement and (ii) the Trust shall receive 100% of such net asset value.

(b)	All orders received by JNLD and transmitted to the Trust shall be subject to acceptance and confirmation by the Trust.

6.	Distribution Plan.

(a)
As used herein, the term “12b-1 Fee” refers to a charge against Fund Class A Share assets, as authorized under the Distribution Plan, to finance distribution and related services of Class A Shares, as described in the Distribution Plan.

(b)
In accordance with the terms of the Distribution Plan, JNLD shall provide distribution and related services of the types contemplated under the Distribution Plan and reviewed from time to time by the Board of Trustees with respect to the Class A Shares of the Funds shown on Schedule A hereto, and may arrange for and compensate others for providing or assisting in providing such services, as described in the Distribution Plan.  The Trust, on behalf of each Fund that is subject to the 12b-1 Fee as shown on Schedule A, shall reimburse the Distributor for distribution and related service expenses incurred in promoting the sale of the Fund’s Class A Shares at a rate of up to the 12b-1 Fee rate per annum of the average daily net assets attributable to the Class A Shares shown on Schedule A hereto.  Each Fund's Class A Shares shall bear exclusively its own costs of such reimbursements.  Such distribution and related service expenses shall be calculated and accrued daily and paid within forty-five (45) days of the end of each fiscal quarter of the Fund.  In no event shall such payments exceed JNLD's actual distribution and related service expenses for that quarter.

7.	Reservation of Right Not to Sell. The Trust reserves the right to refuse at any time or times to sell any of its Shares for any reason deemed adequate by it.

8.	Construction of Agreement.

(a)
No provision of this Agreement is intended to or shall be construed as protecting JNLD against any liability to the Trust or to the Trust's security holders to which JNLD would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement.

(b)
Terms or words used in the Agreement, which also occur in the Declaration of Trust or Bylaws of the Trust, shall have the same meaning herein as given to such terms or words in the Declaration of Trust or Bylaws of the Trust.

9.
Effective Date and Termination of this Agreement.  This Agreement shall become effective at the date and time that the Trust's Post-Effective Amendment to its Registration Statement, reflecting the underwriting arrangements provided by this Agreement, shall become effective under the Securities Act, and shall, unless terminated as provided herein, continue in force for two years from that date, and from year to year thereafter, provided that such continuance for each successive year is specifically approved in advance at least annually by either the Board of Trustees or by the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the applicable Funds of the Trust and, in either event, by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting upon such approval.  As used in the preceding sentence, the words "interested persons" shall have the meaning set forth in Section 2(a)(19) of the 1940 Act.

This Agreement may be terminated at any time without the payment of any penalty by the Trust by giving JNLD at least thirty (30) days' previous written notice of such intention to terminate.  This Agreement may be terminated by JNLD at any time by giving the Trust at least thirty (30) days' previous written notice of such intention to terminate.

This Agreement shall terminate automatically in the event of its assignment.  As used in the preceding sentence, the word "assignment" shall have the meaning set forth in Section 2(a)(4) of the 1940 Act.

10.
Notices.  Notices of any kind to be given to JNLD by the Trust shall be in writing and shall be duly given if mailed, first class postage prepaid, or delivered to One Corporate Way, Lansing, Michigan 48951, or at such other address or to such individual as shall be specified by JNLD to the Trust. Notices of any kind to be given to the Trust shall be in writing and shall be duly given if mailed, first class postage prepaid, or delivered to One Corporate Way, Lansing, Michigan 48951 or at such other address or to such individual as shall be specified by the Trust.

11.
Non-Exclusivity.  The services of JNLD to the Trust under this Agreement are not to be deemed exclusive, and JNLD shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

12.	Reports. JNLD shall prepare reports for the Board of Trustees on a quarterly basis showing such information as shall be reasonably requested by the Board of Trustees from time to time.

13.
Independent Contractor.  JNLD shall for all purposes herein provided be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Trust in any way other than as specifically set forth herein.  It is understood and agreed that JNLD, by separate agreement with the Trust, may also serve the Trust in other capacities.

14.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

15.
Governing Law.  This Agreement shall be governed by the laws of Illinois, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Exchange Act, the Securities Act, or any rule or order of the Securities and Exchange Commission or any national or regional self-regulatory organization, such as the National Association of Securities Dealers.

16.
Severability.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

17.
JNLD agrees to implement and operate an AML Program on behalf of the Trust (the “Trust AML Program”) as such Program pertains to shareholder transactions effected through services provided by JNLD.  JNLD agrees that the Trust AML Program will be reasonably designed to prevent the Trust from being used for money laundering or the financing of terrorist activities and to achieve and monitor compliance with the applicable requirements of the Bank Secrecy Act (31 U.S.C. §§ 5311 et seq.) and the implementing regulations thereunder.

18.
JNLD agrees to maintain and preserve reasonable records pertaining to the implementation and operation of the Trust AML Program.  JNLD consents, upon reasonable notice, (a) to make information and records regarding the operation of the Trust AML Program available to the Securities and Exchange Commission (the “SEC”) for review and (b) to make the Trust AML Program available for inspection by the SEC.

19.	However, the addition or deletion of a fund reflecting changes that have been formally approved by resolution by the Board of Trustees will not require approval by the Board of Trustees.

In Witness Whereof, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

Attest:		JNL Series Trust

By:	/s/ Kristen K. Leeman	By:	/s/ Mark D. Nerud
	Kristen K. Leeman	Name:	Mark D. Nerud
		Title:	President and CEO

Attest:		Jackson National Life Distributors LLC

By:	/s/ Paige C. McLaughlin	By:	/s/ James Livingston
	Paige C. McLaughlin	Name:	James Livingston
		Title:	Executive Vice President

Schedule A

Fund	Class	Maximum 12b-1 Fee1
JNL/American Funds Blue Chip Income and Growth Fund	Class A Class B	0.25% None
JNL/American Funds Global Bond Fund	Class A Class B	0.25% None
JNL/American Funds Global Small Capitalization Fund	Class A Class B	0.25% None
JNL/American Funds Growth-Income Fund	Class A Class B	0.25% None
JNL/American Funds International Fund	Class A Class B	0.25% None
JNL/American Funds New World Fund	Class A Class B	0.25% None
JNL/BlackRock Commodity Securities Fund	Class A Class B	0.20% None
JNL/BlackRock Global Allocation Fund	Class A Class B	0.20% None
JNL/Capital Guardian U.S. Growth Equity Fund	Class A Class B	0.20% None
JNL/Capital Guardian Global Diversified Research Fund	Class A Class B	0.20% None
JNL/Capital Guardian Global Balanced Fund	Class A Class B	0.20% None
JNL/Eagle Core Equity Fund	Class A Class B	0.20% None
JNL/Eagle SmallCap Equity Fund	Class A Class B	0.20% None
JNL/Franklin Templeton Founding Strategy Fund		None
JNL/Franklin Templeton Global Growth Fund	Class A Class B	0.20% None
JNL/Franklin Templeton Income Fund	Class A Class B	0.20% None
JNL/Franklin Templeton International Small Cap Growth Fund	Class A Class B	0.20% None
JNL/Franklin Templeton Mutual Shares Fund	Class A Class B	0.20% None
JNL/Franklin Templeton Small Cap Value Fund	Class A Class B	0.20% None
JNL/Goldman Sachs Core Plus Bond Fund	Class A Class B	0.20% None
JNL/Goldman Sachs Emerging Markets Debt Fund	Class A Class B	0.20% None
JNL/Goldman Sachs Mid Cap Value Fund	Class A Class B	0.20% None
JNL/Goldman Sachs U.S. Equity Flex Fund	Class A Class B	0.20% None
JNL Institutional Alt 20 Fund		None
JNL Institutional Alt 35 Fund		None
JNL Institutional Alt 50 Fund		None
JNL Institutional Alt 65 Fund		None
JNL/Invesco International Growth Fund	Class A Class B	0.20% None
JNL/Invesco Large Cap Growth Fund	Class A Class B	0.20% None
JNL/Invesco Global Real Estate Fund	Class A Class B	0.20% None
JNL/Invesco Small Cap Growth Fund	Class A Class B	0.20% None
JNL/Ivy Asset Strategy Fund	Class A Class B	0.20% None
JNL/JPMorgan International Value Fund	Class A Class B	0.20% None
JNL/JPMorgan MidCap Growth Fund	Class A Class B	0.20% None
JNL/JPMorgan U.S. Government & Quality Bond Fund	Class A Class B	0.20% None
JNL/Lazard Emerging Markets Fund	Class A Class B	0.20% None
JNL/Lazard Mid Cap Equity Fund	Class A Class B	0.20% None
JNL/M&G Global Basics Fund	Class A Class B	0.20% None
JNL/M&G Global Leaders Fund	Class A Class B	0.20% None
JNL/Mellon Capital Management Bond Index Fund	Class A Class B	0.20% None
JNL/Mellon Capital Management Global Alpha Fund	Class A Class B	0.20% None
JNL/Mellon Capital Management European 30 Fund	Class A Class B	0.20% None
JNL/Mellon Capital Management Index 5 Fund		None
JNL/Mellon Capital Management International Index Fund	Class A Class B	0.20% None
JNL/Mellon Capital Management Pacific Rim 30 Fund	Class A Class B	0.20% None
JNL/Mellon Capital Management Small Cap Index Fund	Class A Class B	0.20% None
JNL/Mellon Capital Management 10 x 10 Fund		None
JNL/Mellon Capital Management S&P 500 Index Fund	Class A Class B	0.20% None
JNL/Mellon Capital Management S&P 400 MidCap Index Fund	Class A Class B	0.20% None
JNL/Oppenheimer Global Growth Fund	Class A Class B	0.20% None
JNL/PAM Asia ex-Japan Fund	Class A Class B	0.20% None
JNL/PAM China-India Fund	Class A Class B	0.20% None
JNL/PIMCO Real Return Fund	Class A Class B	0.20% None
JNL/PIMCO Total Return Bond Fund	Class A Class B	0.20% None
JNL/PPM America High Yield Bond Fund	Class A Class B	0.20% None
JNL/PPM America Mid Cap Value Fund	Class A Class B	0.20% None
JNL/PPM America Small Cap Value Fund	Class A Class B	0.20% None
JNL/PPM America Value Equity Fund	Class A Class B	0.20% None
JNL/Red Rocks Listed Private Equity Fund	Class A Class B	0.20% None
JNL/Select Balanced Fund	Class A Class B	0.20% None
JNL/Select Money Market Fund	Class A Class B	0.20% None
JNL/Select Value Fund	Class A Class B	0.20% None
JNL/T. Rowe Price Established Growth Fund	Class A Class B	0.20% None
JNL/T. Rowe Price Mid-Cap Growth Fund	Class A Class B	0.20% None
JNL/T. Rowe Price Short-Term Bond Fund	Class A Class B	0.20% None
JNL/T. Rowe Price Value Fund	Class A Class B	0.20% None
JNL/S&P Managed Growth Fund		None
JNL/S&P Managed Conservative Fund		None
JNL/S&P Managed Moderate Growth Fund		None
JNL/S&P Managed Moderate Fund		None
JNL/S&P Managed Aggressive Growth Fund		None
JNL/S&P Disciplined Moderate Fund		None
JNL/S&P Disciplined Moderate Growth Fund		None
JNL/S&P Disciplined Growth Fund		None
JNL/S&P Competitive Advantage Fund	Class A Class B	0.20% None
JNL/S&P Dividend Income & Growth Fund	Class A Class B	0.20% None
JNL/S&P Intrinsic Value Fund	Class A Class B	0.20% None
JNL/S&P Total Yield Fund	Class A Class B	0.20% None
JNL/S&P 4 Fund		None

1 As a percentage of the average daily net assets attributable to the specified class of shares.